                                                                    EXHIBIT 4(g)
                                    FORM OF

                              FIRSTAR CORPORATION

                                      and

                        FIRSTAR CORPORATION OF WISCONSIN

                                      and

                             FIRSTAR TRUST COMPANY

                                 As Depositary

                                      and

                         HOLDERS OF DEPOSITARY RECEIPTS



                     AMENDED AND RESTATED DEPOSIT AGREEMENT



                        Dated as of _____________, 1995





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                               TABLE OF CONTENTS

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ARTICLE I

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

  Restated Articles of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  Corporate Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  Deposit Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  Depositary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  Depositary Share  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  Depositary's Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  Receipt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  Record Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND DELIVERY, REDEMPTIONS,
CONVERSIONS, TRANSFER, AND SURRENDER OF RECEIPTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

  SECTION 2.01.  Form and Transferability of Receipts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  SECTION 2.02.  Deposit of Stock:  Execution and Delivery of Receipts in Respect Thereof . . . . . . . . . . .    4
  SECTION 2.03.  Redemptions of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  SECTION 2.04.  Conversions of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  SECTION 2.05.  Transfer of Receipts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  SECTION 2.06.  Combination and Split-ups of Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  SECTION 2.07.  Surrender of Receipts and Withdrawal of Stock  . . . . . . . . . . . . . . . . . . . . . . . .    7
  SECTION 2.08.  Limitations on Execution and Delivery, Transfer, Split-up,
                 Combination, Surrender and Exchange of Receipts. . . . . . . . . . . . . . . . . . . . . . . .    8
  SECTION 2.09.  Lost Receipts. Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  SECTION 2.10.  Cancellation and Destruction of Surrendered Receipts . . . . . . . . . . . . . . . . . . . . .    8

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . .    9

  SECTION 3.01.  Filing Proofs. Certificates, and Other Information . . . . . . . . . . . . . . . . . . . . . .    9
  SECTION 3.02.  Payment of Taxes or Other Governmental Charges . . . . . . . . . . . . . . . . . . . . . . . .    9

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  SECTION 3.03.  Representations and Warranties as to Stock . . . . . . . . . . . . . . . . . . . . . . . . . .    9

ARTICLE IV

THE STOCK, NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

  SECTION 4.01.  Cash Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  SECTION 4.02.  Distributions Other Than Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  SECTION 4.03.  Subscription Rights, Preferences or Privileges . . . . . . . . . . . . . . . . . . . . . . . .   10
  SECTION 4.04.  Notice of Dividends, Fixing of Record Date for Holders of Receipts . . . . . . . . . . . . . .   11
  SECTION 4.05.  Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  SECTION 4.06.  Changes Affecting Stock and Reclassifications, Recapitalizations, Etc. . . . . . . . . . . . .   12

ARTICLE V

THE DEPOSITARY AND THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

  SECTION 5.01.  Maintenance of Offices, Agencies, Transfer Books by the Depositary; the Registrar  . . . . . .   12
  SECTION 5.02.  Liability of the Depositary, the Depositary's Agents or the Company  . . . . . . . . . . . . .   13
  SECTION 5.03.  Obligations of the Depositary, the Depositary's Agents and the Company . . . . . . . . . . . .   13
  SECTION 5.04.  Resignation and Removal of the Depositary, Appointment of Successor Depositary . . . . . . . .   14
  SECTION 5.05.  Corporate Notices and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  SECTION 5.06.  Deposit of Stock by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  SECTION 5.07.  Indemnification by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  SECTION 5.08.  Indemnification by the Company, as Depositary Agent  . . . . . . . . . . . . . . . . . . . . .   16
  SECTION 5.09.  Fees, Charges and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE VI

AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

  SECTION 6.01.  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  SECTION 6.02.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE VII

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

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  SECTION 7.01.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  SECTION 7.02.  Exclusive Benefits of Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  SECTION 7.03.  Invalidity of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  SECTION 7.04.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  SECTION 7.05.  Depositary's Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  SECTION 7.06.  Holders of Receipts Are Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  SECTION 7.07.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  SECTION 7.08.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19


TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1

                     AMENDED AND RESTATED DEPOSIT AGREEMENT


   AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of ____________, 1995, among FIRSTAR CORPORATION, a Wisconsin corporation (the "Company"), FIRSTAR CORPORATION OF WISCONSIN (as successor to First Colonial Bankshares Corporation), a Wisconsin corporation and wholly owned subsidiary of the Company ("FCW"), FIRSTAR TRUST COMPANY, a Wisconsin state banking corporation with trust powers, as "Depositary", and all holders from time to time of Depositary Receipts issued hereunder.

                              W I T N E S S E T H:

   WHEREAS, First Colonial Bankshares Corporation has previously entered into a Deposit Agreement, dated as of April 27, 1992, with First Chicago Trust Company of New York, a New York state trust company, and all holders from time to time of Depositary Receipts issued thereunder, with respect to the deposit of shares of First Colonial Bankshares Corporation Series C Convertible Preference Stock, without par value (the "First Colonial Series C Preference Stock"); and

   WHEREAS, effective as of the date hereof, First Colonial Bankshares Corporation has been merged with and into FCW (the "Merger"); and

   WHEREAS, pursuant to the Merger and in accordance with the Agreement and Plan of Reorganization, dated as of July 31, 1994, among the Company, FCW and First Colonial Bankshares Corporation, the outstanding shares of First Colonial Series C Preference Stock have been converted into the right to receive, on a share-for-share basis, shares of Series D Convertible Preferred Stock, $1.00 par value, of the Company; and

   WHEREAS, the Deposit Agreement as previously entered into by First Colonial Bankshares Corporation provides that (a) the depositary shall, if so instructed by First Colonial Bankshares Corporation or its successor (i.e., FCW), treat any securities received upon conversion of shares of First Colonial Series C Preference Stock as new deposited securities under said Deposit Agreement, and
(b) upon such conversion the depositary receipts then outstanding evidencing an interest in shares of First Colonial Series C Preference Stock shall thereafter represent the new deposited securities received upon such conversion; and

   WHEREAS, FCW (as successor to First Colonial Bankshares Corporation), as evidenced by the execution of this Amended and Restated Deposit Agreement on its behalf, hereby instructs the depositary to treat the shares of Series D Convertible Preferred Stock of the Company received upon the conversion of the shares of First Colonial Series C Preference Stock held by the depositary as new deposited securities hereunder and further desires that the conversion of such securities be handled in the manner as contemplated herein; and

   WHEREAS, First Chicago Trust Company of New York has resigned as depositary hereunder effective as of the effective time of the Merger; and

   WHEREAS, Firstar Trust Company satisfies the necessary prerequisites, has been designated as successor depositary and, as evidenced by the execution of this Amended and Restated Deposit Agreement on its behalf, hereby accepts its appointment as such successor depositary; and

   WHEREAS, the parties hereto deem it advisable that the Deposit Agreement as previously entered into by First Colonial Bankshares Corporation be amended and restated to reflect, among other things, (a) the conversion of First Colonial Series C Preference Stock into Series D Convertible Preferred Stock of the Company, (b) the appointment of Firstar Trust Company as successor depositary, and (c) the addition of the Company as a signatory hereto.

   NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

                                   ARTICLE I

                                  DEFINITIONS

   The following definitions shall apply to the respective terms (in the singular and plural forms such terms) used in this Deposit Agreement and the Depositary Receipts:

   "Restated Articles of Incorporation" shall mean the Restated Articles of Incorporation, as amended from time to time, of the Company.

   "Common Stock" shall mean the Company's Common Stock, $1.25 par value.

   "Company" shall mean Firstar Corporation, a Wisconsin corporation, and its successors.

   "Corporate Office" shall mean the office of the Depositary in Milwaukee, Wisconsin, at which any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at 615 East Michigan Street, 4th Floor, Milwaukee, Wisconsin 53202.

   "Deposit Agreement" shall hereafter mean this Amended and Restated Deposit Agreement, and as such may be further amended, modified, or supplemented from time to time.

   "Depositary" shall mean Firstar Trust Company and any successor as depositary hereunder.

   "Depositary Share" shall mean an interest in one-twentieth of a share of Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Each Depositary Share (and the corresponding Receipt) which previously represented an interest in one-twentieth of a share of First Colonial Series C Preference Stock shall, as of and from the date hereof and with no action required on the part of the holder thereof, be deemed to represent an interest in one-twentieth of a share of

Stock. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences, and privileges of the Stock represented by such Depositary Share, including the dividend, voting, and liquidation rights contained in the Restated Articles of Incorporation, and to the benefits of all obligations of the Company under the Restated Articles of Incorporation.

   "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified in Section 7.05.

   "Receipt" shall mean a Depositary Receipt issued hereunder to evidence one or more Depositary Shares.

   "Record Holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

   "Registrar" shall mean any bank or trust company appointed to register Receipts and to register transfers thereof as herein provided, and if a Registrar shall be so appointed, references herein to "the books" of or maintained by the Depositary shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.

   "Securities Act" shall mean the Securities Act of 1933, as amended.

   "Stock" shall mean shares of the Company's Series D Convertible Preferred Stock, $1.00 par value, heretofore or hereafter validly issued, fully paid and nonassessable (except as otherwise provided by law).

                                   ARTICLE II

               FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND
                 DELIVERY, REDEMPTIONS, CONVERSIONS, TRANSFER,
                           AND SURRENDER OF RECEIPTS

   SECTION 2.01. Form and Transferability of Receipts. Receipts shall be engraved or printed or lithographed and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications, and omissions, as hereafter provided. Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary, provided, however, that such signature may be a facsimile if a Registrar (other than the Depositary) shall have countersigned the Receipts by manual signature of a duly authorized signatory of the Registrar. No Receipt be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

   Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their execution.

   Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange or securities market upon which the Stock, the Depositary Shares or the Receipts may be listed or designated for quotation or to conform with any usage with respect thereto.

   Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

   SECTION 2.02. Deposit of Stock: Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, any holder of Stock may deposit such Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a properly executed instrument of transfer or endorsement in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order directing the Depositary to execute and deliver to or upon the written order of the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock.

   If required by the Depositary, Stock presented for deposit at any time, whether or not the register of shareholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Stock or to receive other property that any person in whose name the Stock is or has been registered may thereafter receive upon or in respect of such deposited Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

   Upon receipt by the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents specified above, the Depositary shall, as soon as transfer and registration can be accomplished, present such certificate or certificates to the registrar and transfer agent of the Stock for transfer and registration in the name of the Depositary or its nominee of the Stock being deposited. Deposited Stock shall be held by the Depositary in an account to be established by the Depositary at the Corporate Office.

   Upon receipt by the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents specified above, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first or second paragraph of this Section 2.02 a Receipt or Receipts for the number of whole Depositary

Shares representing the Stock so deposited and registered in such name or names as may he requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person. In each case, delivery will be made only upon payment by such person to the Depositary of all taxes and other governmental charges and any fees payable in connection with such deposit and the transfer of the Deposited Stock.

   The Depositary shall not issue any Receipt other than in accordance with the express provisions of this Section 2.02 and, without limiting the foregoing, shall not issue any Receipt prior to receiving the certificate or certificates of Stock (together with properly executed instruments of transfer or endorsement) to be represented by the Receipt.

   The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit.

   SECTION 2.03. Redemptions of Stock. Whenever the Company shall elect to redeem shares of Stock in accordance with the Restated Articles of Incorporation, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary not less than (i) ten days' prior notice, in the case of any redemption of the Stock in full, or
(ii) 15 days' prior notice, in the case of any partial redemption of the Stock, of the proposed date of the mailing of a notice of redemption of Depositary Shares to holders of Receipts to be effected in connection with a redemption of Stock and of the number of such shares of Stock held by the Depositary to be redeemed as hereinafter provided. On the date of any such redemption of Stock, provided that the Company shall then have deposited with the Depositary the funds payable upon redemption of the Stock deposited with the Depositary to be redeemed, the Depositary shall redeem (using the funds deposited with it) the number of Depositary Shares presenting such redeemed Stock. The Depositary shall, as directed by the Company, mail, first class postage prepaid, notice of the redemption of Stock and the proposed simultaneous redemption of the Depositary Shares representing the Stock to be redeemed not less than 30 days and not more than 60 days prior to the date fixed for redemption (the "redemption date") of such Stock and Depositary Shares. The Company shall provide the Depositary with such notice, and each such notice shall state: the record date for such redemption; the redemption date; that all outstanding Depositary Shares are to be redeemed or, in the case of a redemption of fewer than all outstanding Depositary Shares in connection with a partial redemption of Stock pursuant to the Restated Articles of Incorporation, the number of Depositary Shares held by such holder to be so redeemed; the redemption price; the place or places where Receipts evidencing Depositary Shares to be redeemed are to be surrendered for redemption; and that dividends in respect of the Stock represented by the Depositary Shares to be redeemed will cease to accrue on such redemption date, unless the Company shall default in paying the redemption price at the time and place specified in such notice. In case fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company.

   Notice having been mailed by the Depositary as aforesaid, from and after the redemption date (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph), the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall cease and terminate.

   If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption price of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

   The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business ten days next preceding any selection of Depositary Shares and Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption in whole or in part, except as provided in the next preceding paragraph of this Section 2.03.

   SECTION 2.04. Conversions of Stock. The Company hereby agrees to accept, and authorizes the Depositary, acting as transfer agent for the Company's Common Stock to accept, the delivery of Receipts for purposes of effecting conversions of the underlying Stock into Common Stock of the Company, utilizing the same procedures as those provided for delivery of certificates for the Stock to effect such conversions in accordance with the Restated Articles of Incorporation. Any whole number of Depositary Shares (whether or not evenly divisible by 20) represented by a Receipt may be surrendered for conversion.
If the Depositary Shares represented by a Receipt are to be converted in part only, a new Receipt or Receipts will be issued by the Depositary for the Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion, as determined by the Company. For this purpose, a holder of a Receipt or Receipts must surrender such Receipt or Receipts to the Company or to the Depositary, acting as such transfer agent, together with a duly completed and executed Notice of Conversion in the form included in the Receipt. In all cases the foregoing shall be conditioned upon compliance in full by the holders with the applicable terms and conditions of the Stock as provided in the Restated Articles of Incorporation and of this Deposit Agreement. The Company and the Depositary will thereafter effect the cancellation of each Receipt surrendered for such conversion and of the certificates evidencing the underlying Stock so converted.

   Upon conversion no adjustments will be made for accrued dividends and, therefore, Depositary Shares surrendered for conversion after the record date next preceding a dividend payment date for the underlying Stock and prior to such dividend payment date must be accompanied by payment of an amount equal to the applicable fraction of the dividend thereon which is to be paid on such dividend payment date (unless the Depositary Shares surrendered for conversion have been called for redemption prior to such dividend payment date).

   SECTION 2.05. Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall make transfers on its books from time to time of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law, and any other documents deemed appropriate by the Depositary. Up such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidence by the Receipt or Receipts surrendered.

   SECTION 2.06. Combination and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

   SECTION 2.07. Surrender of Receipts and Withdrawal of Stock. Any holder of a Receipt or Receipts may withdraw any or all of the Stock (but only in whole shares of Stock) represented by the Depositary Shares evidenced by such Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the whole number of shares of Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the whole number of shares of Stock to be withdrawn, the Depositary shall at the same time, in addition to such whole number of shares of Stock and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.05) upon his order, a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of the Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

   If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

   The Depositary shall deliver the Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the

Corporate Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

   The Depositary shall not withdraw any Stock other than in accordance with the express provisions of this Section 2.07 and, without limiting the foregoing, shall not transfer legal or beneficial ownership of the Stock other than through registration of transfers of, or cancellation of the Receipts evidencing, the Depositary Shares that represent the Stock.

   SECTION 2.08. Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender, conversion or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Stock being deposited or withdrawn or with respect to the Common Stock or other securities or property of the Company being issued upon conversion); (ii) the production of proof satisfactory to it as to the genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish not inconsistent with the provisions of this Deposit Agreement.

   The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of shareholders of the Company is closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or (iii) with the approval of the Company, for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any shares of Stock that are required to be registered under the Securities Act unless it receives notice from the Company that a registration statement under the Securities Act is in effect as to such shares of Stock.

   SECTION 2.09. Lost Receipts. Etc.. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary shall execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt, provided, however, that the holder thereof provides the Depositary with (i) evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof, (ii) reasonable indemnification satisfactory to the Depositary and
(iii) payment of any expense (including fees, charges and expenses of the Depositary) in connection with such execution and delivery.

   SECTION 2.10. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary and returned to the Company. Except as prohibited by applicable law or regulation, at any time after six years from the date of issuance of any Receipt the Company may destroy such Receipts so cancelled.

                                  ARTICLE III

           CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

   SECTION 3.01. Filing Proofs. Certificates, and Other Information. Any person presenting Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption, conversion or exchange of any Receipt, the withdrawal of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

   SECTION 3.02.   Payment of Taxes or Other Governmental Charges.   If any tax
or governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipt, the Depositary Shares evidenced by such Receipt, the Stock (or fractional interest therein) represented by such Depositary Shares or any transaction referred to in Section 4.06, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder of such Receipt. Until such payment is made, transfer of any Receipt or any withdrawal of the Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld and any part or all of the Stock or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency. The Depositary shall act as the withholding agent for any payments, distributions and exchanges made with respect to the Depositary Shares and Receipts and the Stock or other securities or assets represented thereby (collectively, the "Securities"). The Depositary shall be responsible with respect to the Securities for the timely (i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with federal (and other applicable) taxing authorities. In the event the Depositary is required to pay any such amounts, the Company shall reimburse the Depositary for payment thereof upon the request of the Depositary and the Depositary shall, upon the Company's request and as instructed by the Company, pursue its rights against such holder at the Company's expense.

   SECTION 3.03. Representations and Warranties as to Stock. In the case of the initial deposit of the Stock upon conversion of the First Colonial Series C Preference Stock, the Company and, in the case of subsequent deposits thereof, each person so depositing Stock under this Deposit Agreement, shall be deemed thereby to represent and warrant that such Stock and each certificate therefor are valid, full paid, and nonassessable (except as otherwise provided by law) and that the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of the Stock and the issuance of Receipts.

                                   ARTICLE IV

                               THE STOCK, NOTICES

   SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, or as otherwise required by law, regulation, or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent and shall round up to the next whole cent any fraction of one-half cent or greater and round down to the last whole cent any fraction of less than one-half cent.

   SECTION 4.02. Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Company after consultation with the Depositary, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or as otherwise required by law, regulation, or court process), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash.

   SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at time offer or cause to be offered to the persons in whose names Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts if the Company so directs in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges);

provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines that it is not lawful or feasible to make such rights, preferences or privileges available to some or all holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds any such sale shall be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

   If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold such securities, the Company shall promptly file a registration statement pursuant to the Securities Act with respect to such securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until the Depositary has received written notice from the Company that such registration statement shall have become effective or that the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

   If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

   SECTION 4.04. Notice of Dividends, Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered with respect to the Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or of any call of any shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled (i) to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, (ii) to receive notice of, and to give instructions for the exercise of voting rights at, any such meeting or (iii) to receive notice of any such call.

   SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law or the Restated Articles of Incorporation, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares, and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

   SECTION 4.06. Changes Affecting Stock and Reclassifications, Recapitalizations, Etc.. Subject to the operation of Section 2.03, upon any split-up, consolidation, or any other reclassification of Stock, or upon any recapitalization, reorganization, merger, amalgamation, or consolidation affecting the Company or to which it is a party, or upon any sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the Company, treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property.

                                   ARTICLE V

                         THE DEPOSITARY AND THE COMPANY

   SECTION 5.01. Maintenance of Offices, Agencies, Transfer Books by the Depositary; the Registrar. Upon execution of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up and combination of Receipts and the deposit and withdrawal of Stock and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and the deposit and withdrawal of Stock, all in accordance with the provisions of this Deposit Agreement.

   The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts as and to the extent provided by applicable law. The Depositary shall consult with the Company upon receipt of any request for inspection. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

   The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of Stock and generally available to the holders of Stock.

   Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, at the Company's sole expense, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

   SECTION 5.02. Liability of the Depositary, the Depositary's Agents or the Company. Neither the Depositary, any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Restated Articles of Incorporation or, in the case of the Company, the Depositary or the Depositary's Agent, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance or any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

   SECTION 5.03. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than that each of them agrees to use good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

   Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Stock, Depositary Shares, Receipts or Common Stock that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

   Neither the Depositary nor any Depositary's Agent nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent and the Company may each rely and shall each be in protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

   The Depositary, its parent, affiliate, or subsidiaries and any Depositary's Agent may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

     It is intended that neither the Depositary nor any Depositary's Agent, acting as the Depositary Agent, shall be deemed to be an "issuer" of the securities under the federal securities law or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the Stock. The Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

   Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the Stock, the Depositary Shares or the Receipts (except for its counter-signatures thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

   The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Stock at any time deposited with the Depositary hereunder or of the Depositary Shares or Receipts (except its countersignature thereon), as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares, except that the Depositary hereby represents and warrants as follows: (i) the Depositary has been duly organized and is validly existing and in good standing under the laws of the State of Wisconsin, with full power, authority and legal right under such laws to execute, deliver and carry out the terms of this Deposit Agreement; (ii) this Deposit Agreement has been duly authorized, executed and delivered by the Depositary, and (iii) this Deposit Agreement constitutes a valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms. The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Receipts or the proceeds thereof.

   SECTION 5.04. Resignation and Removal of the Depositary, Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

   The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

   In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 45 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50.000,000 or an affiliate of any such bank or trust company. If a successor Depositary shall not have been appointed in 45 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the recordholders of Receipts.

   Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

   SECTION 5.05. Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices reports (including financial statements) required by law, by the rules of any national securities exchange or market upon which the Stock, the Depositary Shares or the Receipts are listed or designated for quotation, or by the Restated Articles of Incorporation to be furnished by the Company to holders of Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

   SECTION 5.06. Deposit of Stock by the Company. The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Stock if such Stock is required to be registered under the provisions of the Securities Act and no registration statement is at such time in effect as to such Stock.

   SECTION 5.07. Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of or in connection with its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of negligence, bad faith or willful misconduct on the part of any such person or persons.

   SECTION 5.08. Indemnification by the Company, as Depositary Agent. The Company, acting as Depositary Agent pursuant to Section 7.05 herein, also agrees to indemnify the Depositary, any other Depositary Agent, and any Registrar against, and hold each of them harmless from, any liability, costs, and expenses (including reasonable attorneys' fees) that may arise out of or in connection with its acting as Depositary, a Depositary's Agent, or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of negligence, bad faith, or willful misconduct on the part of any such person or persons.

   SECTION 5.09. Fees, Charges and Expenses. No fees, charges, and expenses of the Depositary or any Depositary's Agent hereunder or of any Registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in this Deposit Agreement. If the Depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a Receipt or other person, such holder or other person will be liable for such fees, charges and expenses. All other fees, charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid from time to time in accordance with the fee schedule delivered upon the date hereof, and such additional fee upon consultation and agreement between the Depositary and the Company as to the amount and nature of such fees, charges and expenses.

                                   ARTICLE VI

                           AMENDMENT AND TERMINATION

   SECTION 6.01. Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable. Any amendment that shall impose any fees, taxes or charges (other than fees and charges provided for herein or in the Receipts), or that shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. Every holder of a outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.03, 2.04, 2.07, and 2.08 and Article III, of any owner of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

     SECTION 6.02. Termination. Whenever so directed by the Company, the Depositary will terminate this Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.

   If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Stock, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the Stock and any money and other property represented by Receipts under surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07, 5.08, and 5.09. In the event this Deposit Agreement is terminated, the Company hereby agrees to use its best efforts to designate the underlying Stock for quotation on the Nasdaq National Market.

                                  ARTICLE VII

                                 MISCELLANEOUS

   SECTION 7.01. Counterparts. The Deposit Agreement may be executed by the Company and the Depositary in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to the Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of the Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

   SECTION 7.02. Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

   SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

   SECTION 7.04. Notices. Any notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Company at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Chief Executive Officer, or at any other place to which the Company may have transferred its principal executive office.

   Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office.

   Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have timely filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

   Delivery of a notice sent by mail or by telex or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a duly addressed letter confirming an earlier notice in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

   SECTION 7.05. Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company prior to any such action. It is understood and agreed that the Company is hereby appointed as a Depositary's Agent and may perform any and all of the obligations of the Depositary under this Agreement, except that it may not hold Stock or other property which is to be delivered to the Depositary.

   SECTION 7.06. Holders of Receipts Are Parties. Notwithstanding that holders of Receipts have not executed and delivered this Deposit Agreement or any counterpart thereof, the holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery of Receipts.

   SECTION 7.07. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, construed and in accordance with, the law of the State of Wisconsin without giving effect to principles of conflict of laws.

   SECTION 7.08. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

   IN WITNESS WHEREOF, Firstar Corporation, Firstar Corporation of Wisconsin and Firstar Trust Company have duly executed this agreement as of the day and year first above set forth and all holders of Receipts shall be deemed to have automatically become parties hereto.


                                           FIRSTAR CORPORATION
Attest:

By: ________________________               By: _________________________
                                               Authorized Officer



                                           FIRSTAR CORPORATION OF WISCONSIN
Attest:

By: ________________________               By: _________________________
                                               Authorized Officer



                                           FIRSTAR TRUST COMPANY
Attest:

By: ________________________               By: _________________________
                                               Authorized Signatory

                                                                       EXHIBIT A

                   DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
                 EACH REPRESENTING ONE-TWENTIETH OF A SHARE OF
                    SERIES D CONVERTIBLE PREFERRED STOCK, OF

                              FIRSTAR CORPORATION

             INCORPORATED UNDER THE LAWS OF THE STATE OF WISCONSIN
                 THIS CERTIFICATE IS TRANSFERABLE IN MILWAUKEE
                           OR IN THE CITY OF NEW YORK

                           __________________________

   No. _________________                              ______________________
                                                      DEPOSITARY SHARES

                                                      CUSIP ______ __ _

                           __________________________

  FIRSTAR TRUST COMPANY, as Depositary (the "Depositary"), hereby certifies that _______________ is the registered owner of _________ Depositary Shares ("Depositary Shares"), each Depositary Share representing one-twentieth (1/20) of one share of Series D Convertible Preferred Stock, $1.00 par value, of Firstar Corporation, a Wisconsin corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Amended and Restated Deposit Agreement, dated as of ___________, 1995 (the "Deposit Agreement"), among the Corporation, Firstar Corporation of Wisconsin and the Depositary. By accepting this Depositary Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer thereof.

Dated:


FIRSTAR TRUST COMPANY
Depositary


By:  ______________________________
     Authorized Officer

                                              Countersigned and Registered:
                                              FIRSTAR TRUST COMPANY
                                              Registrar


                                              By:  ___________________________
                                                   Authorized Officer

                              FIRSTAR CORPORATION

   FIRSTAR CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A STATEMENT OR SUMMARY OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS OF THE STOCK REPRESENTED BY THIS RECEIPT AND OF EACH CLASS OF SHARES OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS FOR EACH SERIES, AND THE AUTHORITY OF THE BOARD OF DIRECTORS OF THE CORPORATION TO DETERMINE VARIATIONS FOR FUTURE SERIES. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.



                           __________________________



   The following abbreviations, when used in the inscription on the face of this Receipt, shall be construed as though they were written out in full according to applicable laws and regulations:


   TEN COM            -   as tenants in common
   TEN ENT            -   as tenants by the entireties
   JT TEN             -   as joint tenants with right of survivorship and
                          not as tenants in common
   UNIF GIFT MIN ACT  -   __________ Custodian ____________
                          (Cust)               (Minor)
                          under Uniform Gifts to Minors Act
                          ____________________________________
                                        (State)

    Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT


   FOR VALUE RECEIVED, _____________________________ hereby sell(s), assign(s)
and transfer(s) unto


____________________________________
Insert Social Security or Other
Identifying Number of Assignee


______________________________________________________________________________
Please Print or Type Name and Address Including Zip Code of Assignee

______________________________________________________________________________



   ____________________ Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint __________________ Attorney to transfer the said Depositary Shares on the books of the within-named Depositary on behalf of the Corporation with full power of substitution in the premises.



Dated: ________________
                              Signature: _____________________________________
                                         ______________________________________
                                          NOTICE:  The signature(s) to this
                                          assignment must correspond with
                                          the name as written upon the face of
                                          the Receipt, in every particular,
                                          without alteration or enlargement or
                                          any change whatever.



                              NOTICE OF CONVERSION


   The undersigned holder of this Receipt for Depositary Shares hereby irrevocably exercises the option to convert that number of shares of Series D Convertible Preferred Stock, $1.00 par value per share, of the Corporation represented by ___________ Depositary Shares into shares of Common Stock, $1.25 par value per share, of the Corporation (the "Common Stock") in accordance with the terms of and subject to the conditions of such preferred stock, including the Articles of Amendment to the Restated Articles of Incorporation of the Corporation in respect thereof, and the Deposit Agreement, and directs that the Common Stock deliverable upon such conversion be registered in the name of and delivered together with a check in payment for any fractional shares of Common Stock to the undersigned unless a different name has been indicated below. If the shares of Common Stock are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer and similar taxes payable with respect thereto. If the number of shares of such preferred stock represented by the number of Depositary Shares set forth above is less than the number of shares of such preferred stock on deposit in respect of this Receipt, the undersigned directs that the Depositary issue to the undersigned, unless a different name is indicated below, a new Receipt evidencing Depositary Shares for the balance of the such preferred stock not to be converted.


Dated: ________________       Signature:______________________________________
                                        NOTICE:  The signature to this notice
                                        of conversion must correspond with the
                                        name as written upon the face of this
                                        Receipt (or with the name of the
                                        assignee appearing in the assignment
                                        form) in every particular, without
                                        alteration or enlargement, or any
                                        change whatsoever.



Name____________________________

Address__________________________

              (Please print name and address of registered holder)



Name____________________________

Address__________________________

          (Please indicate other delivery instructions, if applicable)